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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT:


         Name                              State of Incorporation
         ----                              ----------------------

Martin Howe Associates, Inc.                       Texas

Data Transfer Associates, Inc.                     Illinois

Bancard Systems, Inc.                              California

Fairway Marketing Group, Inc.                      Florida

Retail Payment Services, Inc.                      New York

IMA Payment Systems, Inc.                          Tennessee

PMT Enterprises, Inc.                              Delaware

CVE Corporation                                    Nebraska

Ladco Financial Group                              California

Eric Krueger, Incorporated                         Virginia